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                                                                  EXHIBIT 10.5


Principal Sum:  U.S. $1,000,000.00
Due Date:  February 28, 1998
Done at Wichita, Kansas

                   NEGOTIABLE PROMISSORY NOTE

     On this 1st day of January, 1998, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GREAT LAKES AVIATION, LTD., Iowa corporation, with its principal place of business at 1965 - 330th Street, Spencer, Iowa 51201 (hereinafter "Debtor"), unconditionally promises to pay to the order of RAYTHEON AIRCRAFT CREDIT CORPORATION (hereinafter "Secured Party") or its assigns, the sum of One Million and 00/100 United States Dollars (U.S. $1,000,000.00) (hereinafter "Principal Sum"), together with accrued interest at the applicable Interest Rate specified below and such other charges and fees as herein provided. This Negotiable Promissory Note is sometimes hereinafter referred to as the "New Promissory Note No. 4" or the "Agreement."

     For such purposes as hereinafter specified, the "Commencement Date" of this New Promissory Note No. 4 shall be January lst, 1998. The period of time from the "Commencement Date" through the "Due Date" is herein referred to as the "Financing Term." The Principal Sum and accrued interest shall be repaid by Debtor to Secured Party in one payment on demand or no later than February 28, 1998, hereinafter "Due Date," in accordance with the terms and subject to the conditions specified below:

     1. INTEREST RATE. In addition to Debtor's repayment of the Principal Sum, Debtor shall pay interest to Secured Party on the unpaid balance of the Principal Sum at the applicable rate of interest hereinafter specified. Debtor's payment of accrued interest shall be made in conjunction with its payment of principal as specified below in Section 2. The applicable rate of interest throughout the Financing Term shall be eight point five percent (8.5%) per annum. All interest shall be calculated on the basis of a 360-day year and actual days outstanding.

     2. PAYMENT OF PRINCIPAL AND INTEREST. The Principal Sum shall be repaid by Debtor to Secured Party, together with accrued interest at the applicable Interest Rate specified above in Section 1, in one payment due on demand or no later than February 28, 1998.

     3. REPAYMENT AND PREPAYMENT. The aforesaid payment of principal and interest shall be made to Secured Party at its office in Wichita, Kansas from
 Debtor's settlement amounts payable to Debtor by Airlines Clearing House, Inc. or The Chase Manhattan Bank, N.A., Agent for Airlines Clearing House, Inc. Debtor's payment hereunder, when received, shall be applied first to the payment of accrued and unpaid interest (computed upon the

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unpaid balance of the Principal Sum) and any late payment charges owed as of the date such payment is received by Secured Party (if any), and the remainder of Debtor's payment shall be applied to payment of the unpaid Principal Sum. The unpaid Principal Sum and all accrued interest must be paid in full on the Due Date. Debtor may prepay the unpaid balance of the Principal Sum in part or in full at any time and without any penalty.

     4. LATE PAYMENT CHARGE. In the event Debtor is late in making the payment due hereunder as specified above, a late payment charge in an amount equal to one and one-half percent (1 1/2%) of the amount of the delayed payment shall be assessed against Debtor and added to the amount of the delayed payment due hereunder for the purpose of defraying Secured Party's expenses incident to handling the delinquent payment. Any late payment charge assessed against Debtor shall be immediately due and payable to Secured Party. The late payment charge shall be in addition to, and not in lieu of, any other remedy provided to Secured Party in this Agreement for default by Debtor.

     5. SECURED TRANSACTION. To secure the payment of Debtor's obligation hereunder and any and all other indebtedness owed by Debtor to Secured Party (whether now existing or hereafter arising), as well as any renewals, extensions or changes in the form of said obligation or indebtedness, Debtor executed a Pledge and Assignment Agreement dated July 11, 1997, and Debtor executed a Security Agreement and Encumbrance Against Air Carrier Aircraft Engines, Propellers, Appliances and Spare Parts (hereinafter "Security Agreement") dated August 21, 1997. All of the foregoing is collectively referred to as the "Collateral."

     6. PURPOSE OF LOAN. Debtor warrants and represents to Secured Party that this loan is for business, commercial or agricultural purposes and not primarily for personal, family or household purposes.

     7. DEBTOR'S DEFAULT. The parties agree that Debtor's failure to pay this New Promissory Note No. 4 on or before the earlier of demand or the Due Date shall constitute an "Event of Default." Should an Event of Default occur, Secured Party may employ all remedies allowed by law, including declaring all indebtedness or liability of Debtor under this New Promissory Note No. 4 or otherwise owed to Secured Party, immediately due and payable. After the payment of all principal, interest and late payment charges due under this Agreement, the balance of the proceeds of the Collateral, if any, may be applied to the payment of any or all other indebtedness which Debtor owes Secured Party, regardless of whether such indebtedness is due or not. Debtor shall be liable for any deficiency in its financial obligation under this Agreement after application of such proceeds. Debtor agrees to pay the reasonable attorneys' fees incurred by Secured Party.

     8. OBLIGATION TO MAKE PAYMENTS. Debtor acknowledges and agrees that its obligation to make the payment due and owing under the provisions hereof shall be absolute and unconditional and to the extent permitted by applicable law shall not be affected by any circumstance whatsoever, including, without limitation (a) any setoff, counterclaim, defense or other right which Debtor may have against Secured Party or any other person or entity for any reason whatsoever; (b) any liens or rights of others with respect to the Collateral;
(c) the

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invalidity or unenforceability or lack of due authorization of this Agreement or any lack of right, power or authority of Debtor or Secured Party to enter into this Agreement; (d) any insolvency, bankruptcy, reorganization or similar proceedings by or against Debtor or any other person or entity; or
(e) any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties hereto that the payment being payable by Debtor hereunder shall continue to be payable in all events in the manner and at the time provided herein. Such payment shall not be subject to any abatement, setoff or reduction for any reason whatsoever, including any present or future claims by Debtor against Secured Party under this Agreement tor otherwise. To the extent permitted by applicable law, Debtor hereby waives any rights which it may now have or which may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement except in accordance with the terms hereof.

     9. WAIVERS. Debtor hereby waives any requirements pertaining to presentment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance or default of this New Promissory Note No. 4. No waiver of any covenant, warranty or condition of this Agreement nor of any breach or default hereunder, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by an officer of Secured Party. It is expressly agreed that Secured Party's waiver of any breach or default by Debtor shall constitute a waiver only as to such particular beech or default and not a waiver only as to such particular breach or default and not a waiver of any future breach or default.

     10. LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATION. Debtor represents and warrants to Secured Party that this New Promissory Note No. 4, upon execution and delivery, will constitute the legal, valid and binding obligation of Debtor and shall be enforceable in accordance with its terms. Debtor agrees to furnish Secured Party with written legal opinions, satisfactory in form and substance to Secured Party, verifying the aforesaid representation and warranty.

     11. CHANGES OF ADDRESS. Debtor shall immediately notify Secured Party in writing of any change of address from that shown in this Agreement.

     12. GOVERNING LAW AND FORUM CHOICE. THIS AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE LAW OF THE STATE OF KANSAS SHALL APPLY TO ANY AND ALL MATTERS ARISING FROM OR RELATED TO THIS AGREEMENT AND TRANSACTION, INCLUDING ANY ACTIONS UNDERTAKEN BY SECURED PARTY SHOULD AN "EVENT OF DEFAULT" OCCUR, SUCH AS AN ACTION TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL, AND ALL OTHER REMEDIES WHICH MAY BE AVAILABLE INCLUDING SEEKING A DEFICIENCY JUDGMENT AGAINST DEBTOR. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY

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IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT
WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN "EVENT OF DEFAULT" SHOULD OCCUR, SECURED PARTY (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR SECURED PARTY TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

     13. ENFORCEABILITY. The provisions of this Agreement shall be severable and, if any provisions are for any reason determined to be invalid, void or unenforceable, in whole or in part, the remaining provisions shall remain in full force and effect; provided that the purpose of the remaining valid, effective and enforceable provisions is not frustrated; and provided further that no party is substantially and materially prejudiced thereby.

     14. ASSIGNABILITY. Secured Party shall have the absolute right to assign, transfer or sell any of its rights under this New Promissory Note No. 4 to any party of its choosing upon giving written notice thereof to Debtor. Debtor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Secured Party.

     15. BINDING AGREEMENT. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and assigns of Debtor. If there be more than one Debtor hereunder, their liabilities shall be joint and several. All rights of Secured Party hereunder shall inure to the benefit of it successors and assigns.

     16. MODIFICATION. This Agreement shall not be changed orally, but only in writing signed by the parties hereto.

     17. NOTICES. Any notice pertaining to this Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, to the party to whom said notice is to be given, or sent via telecopy with oral confirmation from a person at the receiving office that the transmission has been received. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Notices hand delivered shall be deemed given on the date delivered. Notices forwarded by telecopy shall be deemed given upon the foregoing oral confirmation that the transmission has been required. Notices sent overnight carrier shall be deemed delivered the day after being forwarded. Until changed by written notice given by either party, the addresses of the parties shall be as follows:

               Debtor:          Great Lakes Aviation, Ltd.
                                Attn:  Chairman
                                1965 - 330th Street
                                Spencer, Iowa  51301






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                                Telephone:     (712) 262-1000
                                Telefax:       (712) 262-1001

               Secured Party:   Raytheon Aircraft Credit Corporation
                                Attn:  President
                                10511 East Central
                                Wichita, Kansas  67206
                                Telephone:(316) 676-8471
                                Telefax:  (316) 676-6975

The designated addresses of both parties must be located within the United States of America and allow for overnight air carrier delivery and served by telecopy transmission service twenty-four (24) hours daily.

     18. SIGNATORY AUTHORITY. The undersigned officer of Debtor verifies and warrants that he/she has read this New Promissory Note No. 4 in is entirety, that he/she understands its provisions and purpose, and that he/she has full authority to sign and deliver the same on behalf of Debtor and to bind Debtor, as a corporation, thereto.

     In witness of the foregoing, Debtor has caused its duly authorized officer to execute and deliver this Agreement at Wichita, Kansas on the day and year herein stated.

                                   GREAT LAKES AVIATION, LTD.


                              By:     /s/ Douglas G. Voss
                                   ----------------------------------
                                   Douglas G. Voss
                                   Chairman
                                             "Debtor"


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STATE OF IOWA       )
                    ) ss:
COUNTY OF CLAY      )


     This instrument was acknowledged before me on the _____ day of January, 1998, by Douglas G. Voss, who is the Chairman of Great Lakes Aviation, Ltd., on behalf of the corporation.

                                  -----------------------------------
                                  Notary Public


                                  My Commission Expires:


                                  -----------------------------------



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